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                                                 Exhibit 21C


               SUBSIDIARIES OF THE REGISTRANT


                                                 Jurisdiction of
                                                  Incorporation
Name and Name Under Which Doing Business         or Organization
-------------------------------------------      ---------------

Sunquest Europa Limited                          United Kingdom

Sunquest Germany GmbH                            Germany

Antrim Corporation                               Texas

Sunquest Pharmacy Information Systems, Inc.      Pennsylvania